    As filed with the Securities and Exchange Commission on February 8, 2001
                                                      Registration No. 333-46494
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 4
                                       TO
                                   FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
                             PRIMAL SOLUTIONS, INC.
              (Exact name of Small Business Issuer in its Charter)

                                --------------
        Delaware                      7372                  36-4170318
     (State or Other      Primary Standard Industrial    (I.R.S. Employer
      Jurisdiction         Classification Code Number  Identification No.)
   of Incorporation or
      Organization)

                            18881 Von Karman Avenue
                                   Suite 450
                            Irvine, California 92612
                                 (949) 260-1500
         (Address and telephone number of Principal Executive Offices)

                            18881 Von Karman Avenue
                                   Suite 450
                            Irvine, California 92612
     (Address of principal place of business or intended principal place of business)

                                --------------
                               Joseph R. Simrell
                            18881 Von Karman Avenue
                                   Suite 450
                            Irvine, California 92612
                                 (949) 260-1500
           (Name, Address and Telephone Number of Agent for Service)

                                with copies to:
       Bruce A. Cheatham, Esq.                  Randolf W. Katz, Esq.
   Winstead Sechrest & Minick P.C.                 Bryan Cave LLP
       5400 Renaissance Tower                     2020 Main Street
           1201 Elm Street                            Suite 600
         Dallas, Texas 75270                  Irvine, California 92614
           (214) 745-5213                          (949) 223-7000

                                --------------

   Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

 Delaware General Corporation Law

   Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such
expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

 Certificate of Incorporation

   Our Certificate of Incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves (i) a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The Amended Certificate of Incorporation provides that we will indemnify all persons whom we may indemnify to the fullest extent permitted by the DGCL.

 Amended and Restated Bylaws

   Our Amended and Restated Bylaws provide that each person who at any time is or was one of our directors, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was one of our directors, or is or was serving at our request as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by us, against costs, charges, expenses (including without limitation, court costs and attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion do not determine that such person did not act in good faith or in a manner he reasonably believed to be in or not opposed to the our interests of Primal, and in the case of a criminal Proceeding, such person had reasonable cause to believe his conduct was unlawful. The Amended and Restated Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefits.

 Indemnification Agreements

   We intend to enter into Indemnification Agreements pursuant to which we will indemnify certain of our directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements will also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

 Insurance

   We intend to obtain a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Primal, including liabilities arising under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

   SEC registration fee............................................ $    830.46
   Blue Sky fees and expenses......................................   20,000.00
   Accounting fees and expenses....................................   30,000.00
   Printing and engraving expenses.................................   30,000.00
   Legal fees and expenses.........................................   75,000.00
   Registrar and transfer agent's fees.............................    3,000.00
   Miscellaneous fees and expenses.................................    5,000.00
                                                                    -----------
     Total......................................................... $163,830.46

Item 27. Exhibits

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   2.1   Primal Solutions, Inc. Preliminary Distribution Agreement (the
         "Distribution Agreement"),
         dated July 31, 2000, by and among Avery Communications, Inc., a
         Delaware corporation, Primal Solutions, Inc., a Delaware corporation,
         John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun
         Anand, Murari Cholappadi, Sanjay Gupta, Thurston Group, Inc., a
         Delaware corporation, Patrick J. Haynes, III and Scot M. McCormick
         (filed as Exhibit 2.1 to Avery's Form 8-K dated August 31, 2000 (the
         "Primal Form 8-K") and incorporated by reference herein)

   2.2 Form of Non-Recourse Promissory Note, which is attached as Exhibit 5-A to the Distribution Agreement (filed as Exhibit 2.2 to the Primal Form
         8-K and incorporated by reference herein)

   2.3 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement (filed as Exhibit 2.3 to the Primal Form 8-K and incorporated by reference herein)

   2.4   Form of Irrevocable Proxy for Thurston Group, Inc., Patrick J. Haynes
         III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement (filed as Exhibit 2.4 to the Primal Form 8-K and incorporated by reference herein)

   2.5 Form of Irrevocable Proxy for the Old Primal Stockholders relating to the common stock of Avery, which is attached as Exhibit 9-B to the Distribution Agreement (filed as Exhibit 2.5 to the Primal Form 8-K and incorporated by reference herein)

   2.6   Indemnification Agreement, dated July 31, 2000, by and between Avery
         Communications, Inc., a Delaware corporation, John Faltys, Joseph R.
         Simrell, and David Haynes (filed as Exhibit 2.6 to the Primal Form 8-K and incorporated by reference herein)

   3.1   Amended and Restated Certificate of Incorporation

   3.2   Amended and Restated Bylaws

   4.1*  Amended and Restated Certificate of Incorporation (filed as Exhibit
         3.1 hereto and incorporated by reference herein)

   4.2 Amended and Restated Bylaws (filed as Exhibit 3.2 hereto and incorporated by reference herein)

   5.1*  Opinion of Winstead Sechrest & Minick P.C.

  10.1 Agreement and Plan of Merger, dated as of March 19, 1999, by and among Avery Communications, Inc., ACI Telecommunications Financial Services
         Corporation, Primal Systems Inc., Mark J. Nielsen, John Faltys, Joseph
         R. Simrell and David Haynes (the "Primal Merger Agreement") (filed as
         Exhibit 2.5 to Avery's Registration Statement on Form SB-2
         (Registration No. 333-65133) and incorporated by reference herein)

  10.2   Form of Director and Officer Indemnification Agreement

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  10.3   Employment Agreement for William Salway

  10.4   Employment Agreement for John Faltys

  10.5   Employment Agreement for Joseph R. Simrell

  10.6   Employment Agreement for David Haynes

  10.7   Form of Master Software License Agreement

  21.1   Subsidiaries of Registrant

  23.1   Consent of Deloitte & Touche LLP

  23.2 Consent of Winstead Sechrest & Minick P.C. (filed as Exhibit 5.1 hereto and incorporated by reference herein)

  24.1   Power of Attorney (included on the signature page of this Registration
         Statement as originally filed)

  27.1   Financial Data Schedule for Fiscal Year Ended December 31, 1999

  27.2   Financial Data Schedule for Nine Months Ended September 30, 2000

  99.1   SE Biz Val, LLC Executive Summary Appraisal of Primal Solutions, Inc.

--------

* Filed with Amendment No. 4 to this Registration Statement. Unless otherwise stated, all other Exhibits have been previously filed.

Item 28. Undertakings

 Commission Policy on Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Primal pursuant to the foregoing provisions, or otherwise, Primal has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Primal will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on February 8, 2001.

                                          PRIMAL SOLUTIONS, INC.

                                                  /s/ Joseph R. Simrell
                                          By: _________________________________
                                                    Joseph R. Simrell

   Each person whose signature appears below constitutes and appoints William Salway, John Faltys and Joseph R. Simrell and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ William Salway*             Chief Executive Officer,    February 8, 2001
______________________________________  President, Chief
            William Salway              Operating Officer, and
                                        Director (Principal
                                        Executive Officer)

         /s/ John Faltys*              Chief Technology Officer,   February 8, 2001
______________________________________  Executive Vice President,
             John Faltys                Chairman of the Board of
                                        Directors and Director

      /s/ Joseph R. Simrell            Chief Financial Officer,    February 8, 2001
______________________________________  Vice President of Finance
          Joseph R. Simrell             and Administration, and
                                        Secretary (Principal
                                        Financial and Accounting
                                        Officer

        /s/ David Haynes*              Vice President of           February 8, 2001
______________________________________  Marketing and Director
             David Haynes

      /s/ J. Alan Lindauer*            Director                    February 8, 2001
______________________________________
           J. Alan Lindauer

        /s/ Norman Phipps*             Director                    February 8, 2001
______________________________________
            Norman Phipps

 *By:   /s/ Joseph R. Simrell                                      February 8, 2001
______________________________________
          Joseph R. Simrell
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
   2.1   Primal Solutions, Inc. Preliminary Distribution Agreement (the
         "Distribution Agreement"), dated July 31, 2000, by and among Avery
         Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a Delaware corporation, John Faltys, Joseph R. Simrell, David Haynes,
         Mark J. Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston
         Group, Inc., a Delaware corporation, Patrick J. Haynes, III and Scot
         M. McCormick (filed as Exhibit 2.1 to Avery's Form 8-K dated August
         31, 2000 (the "Primal Form 8-K") and incorporated by reference herein)

   2.2 Form of Non-Recourse Promissory Note, which is attached as Exhibit 5-A to the Distribution Agreement (filed as Exhibit 2.2 to the Primal Form
         8-K and incorporated by reference herein)

   2.3 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement (filed as Exhibit 2.3 to the Primal Form 8-K and incorporated by reference herein)

   2.4   Form of Irrevocable Proxy for Thurston Group, Inc., Patrick J. Haynes
         III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement (filed as Exhibit 2.4 to the Primal Form 8-K and incorporated by reference herein)

   2.5 Form of Irrevocable Proxy for the Old Primal Stockholders relating to the common stock of Avery, which is attached as Exhibit 9-B to the Distribution Agreement (filed as Exhibit 2.5 to the Primal Form 8-K and incorporated by reference herein)

   2.6   Indemnification Agreement, dated July 31, 2000, by and between Avery
         Communications, Inc., a Delaware corporation, John Faltys, Joseph R.
         Simrell, and David Haynes (filed as Exhibit 2.6 to the Primal Form 8-K and incorporated by reference herein)

   3.1   Amended and Restated Certificate of Incorporation

   3.2   Amended and Restated Bylaws

   4.1   Amended and Restated Certificate of Incorporation (filed as Exhibit
         3.1 hereto and incorporated by reference herein)

   4.2 Amended and Restated Bylaws (filed as Exhibit 3.2 hereto and incorporated by reference herein)

   5.1*  Opinion of Winstead Sechrest & Minick P.C.

  10.1 Agreement and Plan of Merger, dated as of March 19, 1999, by and among Avery Communications, Inc., ACI Telecommunications Financial Services
         Corporation, Primal Systems Inc., Mark J. Nielsen, John Faltys, Joseph
         R. Simrell and David Haynes (the "Primal Merger Agreement") (filed as
         Exhibit 2.5 to Avery's Registration Statement on Form SB-2
         (Registration No. 333-65133) and incorporated by reference herein)

  10.2   Form of Director and Officer Indemnification Agreement

  10.3   Employment Agreement for William Salway

  10.4   Employment Agreement for John Faltys

  10.5   Employment Agreement for Joseph R. Simrell

  10.6   Employment Agreement for David Haynes

  10.7   Form of Master Software License Agreement

  21.1   Subsidiaries of Registrant

  23.1   Consent of Deloitte & Touche LLP

  23.2 Consent of Winstead Sechrest & Minick P.C. (filed as Exhibit 5.1 hereto and incorporated by reference herein)

  24.1   Power of Attorney (included on signature page of this Registration
         Statement as originally filed)

  27.1   Financial Data Schedule for Fiscal Year Ended December 31, 1999

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
  27.2   Financial Data Schedule for Nine Months Ended September 30, 2000

  99.1   SE Biz Val, LLC Executive Summary Appraisal of Primal Solutions, Inc.

--------

* Filed with Amendment No. 4 to this Registration Statement. Unless otherwise stated, all other Exhibits have been previously filed.